                                                             BANK OF AMERICA  (LOGO)

                                                                               Bank of America
                                                                                100 North Tryon Street
                                                                                Charlotte, NC  28255

                                                                                 Tel  704.386.5000

Pricing Supplement No. 0274 Dated                     Rule 242(b)(2)
August 17, 2001 (To Prospectus dated                  File No. 333-83503
August 5, 1999 and
Prospectus Supplement dated June 5, 2001)

Senior Medium-Term Notes, Series I

Principal Amount:                                                           $ 200,000,000.00
Issue Price:                               100.00000%                   $ 200,000,000.00
Commission or Discount:            0.08600%                  $         172,000.00
Proceeds to Company:               99.91400%                  $ 199,828,000.00

Agent:                                     Banc of America Securities LLC, as agent

Original Issue Date:            August 22, 2001

Stated Maturity Date:         August 22, 2006

Cusip #:                                   06050MBJ5

Form:                                       Book entry only

Interest Rate:                         Floating

Daycount Convention:         Actual/360

Base rate:                                Federal Funds Rate, as published in
                                                  H.15(519) under "Federal Funds (Effective)"
                                                  on Telerate Page 120

Index maturity:                     Daily

Spread:                                    + 50.0 bps

Initial Interest Rate:            To be determined using the Base Rate
                                                   effective on August 21, 2001

Interest Reset Period:           Each Business Day

Interest Reset Dates:            Each Business Day except the last Interest Reset
                                                  Date prior to each Interest Payment Date will be
                                                  the Business Day that is 5 Business Days prior
                                                  to each Interest Payment Date

Interest Determination
   Date:                                    One Business Day prior to the Interest Reset
                                                 Date except the last Interest Determination
                                                 Date prior to each Interest Payment Date
                                                 will be 5 Business Days prior to that
                                                 Interest Payment Date and will be calculated
                                                 based on the weighted average of the Base
                                                 Rates in effect for each Interest Determination
                                                 Date for that Interest payment period excluding
                                                 the 5 Business Days prior to the Interest
                                                 Payment Date

Interest Payment Dates:    February 22nd, May 22nd, August 22nd and
                                                 November 22nd, commencing on November 22,
                                                 2001

May the Notes be redeemed by the
  company prior to maturity?                                            No

May the Notes be repaid prior to maturity
  at the option of the holder?                                              No

Discount Note?                                                                      No